Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 (the “Post-Effective Amendment) to the Registration Statement on Form S-1 (File No. 333-172202) of Snap Interactive, Inc., of our report dated March 30, 2012, except for Note 16 as to which the date is December 7, 2012, with respect to the consolidated financial statements of Snap Interactive, Inc. included in this Post-Effective Amendment filed with the Securities and Exchange Commission.

/s/ LIGGETT, VOGT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida
April 11, 2013